Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bitmine Immersion Technologies, Inc.

Las Vegas, Nevada

We hereby consent to the use in these Prospectuses constituting a part of this Registration Statement of our report dated December 9, 2024, relating to the consolidated financial statements of Bitmine Immersion Technologies, Inc., which is contained in those Prospectuses.

We also consent to the reference to us under the caption “Experts” in these Prospectuses.

/s/ Bush & Associates CPA LLC

Henderson, Nevada

February 14, 2025